EXHIBIT 99.1

SUMMARY FINANCIAL DATA

The Company’s historical results and key ratios for the fiscal years ended June 29, 2000 through June 24, 2004 and the quarters ended September 25, 2003 and September 23, 2004 are shown below.

John B. Sanfilippo & Son, Inc.

Selected Financial Data

	Fiscal Year Ended										For the Quarter Ended

	6/29/00		6/28/01		6/27/02		6/26/03		6/24/04		9/25/03		9/23/04
($000s)
Income Statement:
Net Sales	$326,619		$342,357		$352,799		$419,676		$520,811		$124,762		$134,645
Cost of Sales	272,025		283,278		294,931		347,041		428,967		99,345		117,179

Gross Profit	54,594		59,079		57,868		72,635		91,844		25,417		16,926
Sales, General, Administrative & Other	35,997		38,678		39,966		43,806		50,780		12,797		12,601

Operating Income	18,597		20,401		17,902		28,829		41,064		12,620		4,325
Interest Expense	(8,036)		(8,365)		(5,757)		(4,681)		(3,434)		(995)		(311)
Debt Extinguishment Fees	0		0		0		0		(972)		0		0
Miscellaneous	701		622		590		486		440		117		176

Earnings Before Taxes	11,262		12,658		12,735		24,634		37,098		11,742		4,190
Income Tax Expense (Benefit)	4,505		5,063		5,044		9,607		14,468		4,579		1,634

Net Income	$6,757		$7,595		$7,691		$15,027		$22,630		$7,163		$2,556

EBITDA (1)
Net Income	$6,757		$7,595		$7,691		$15,027		$22,630		$7,163		$2,556
Interest Expense	8,036		8,365		5,757		4,681		3,434		995		311
Other Income	(701)		(622)		(590)		(486)		532		(117)		(176)
Depreciation and Amortization	11,259		9,974		10,428		11,248		11,190		2,681		2,727
Income Tax Expense	4,505		5,063		5,044		9,607		14,468		4,579		1,634

EBITDA	$29,856		$30,375		$28,330		$40,077		$52,254		$15,301		$7,052

Balance Sheet:
Cash and Equivalents	$1,113		$1,098		$1,272		$2,448		$2,085		$3,173		$15,146
Accounts Receivable	24,068		25,890		24,133		29,142		33,735		42,864		41,865
Inventory	105,760		98,567		99,485		112,016		127,459		105,701		134,566
Other Current Assets	3,618		3,444		3,893		3,918		4,347		3,542		3,566
Net Fixed Assets	69,761		70,647		67,462		67,117		69,154		68,451		69,163
Other Assets	11,493		10,594		10,570		9,086		8,339		8,712		8,084

Total Assets	$215,813		$210,240		$206,815		$223,727		$245,119		$232,443		$272,390
Notes Payable	41,874		37,532		23,519		29,702		5,269		10,889		0
Current Maturities	5,702		12,666		5,683		10,776		1,277		10,946		1,030
Other Current Liabilities	26,815		23,746		32,186		31,864		38,226		59,846		68,598
Long-Term Debt	51,779		39,109		40,421		29,640		12,620		21,790		12,426
Deferred Income Taxes & Other	2,892		2,841		2,946		2,964		6,367		2,964		6,374
Stockholders’ Equity	86,751		94,346		102,060		118,781		181,360		126,008		183,962

Liabilities and Equity	$215,813		$210,240		$206,815		$223,727		$245,119		$232,443		$272,390

Total Debt	99,355		89,307		69,623		70,118		19,166		43,625		13,456
Capitalization	186,106		183,653		171,683		188,899		200,526		169,633		197,418

Key Ratios:
Gross Profit Margin	16.7%		17.3%		16.4%		17.3%		17.6%		20.4%		12.6%
EBITDA Margin	9.1%		8.9%		8.0%		9.5%		10.0%		12.3%		5.2%
Operating Margin	5.7%		6.0%		5.1%		6.9%		7.9%		10.1%		3.2%

EBITDA/Total Interest Expense	3.72	x	3.63	x	4.92	x	8.56	x	15.22	x	15.38	x	22.68	x
Total Debt/LTM EBITDA (2)	3.33	x	2.94	x	2.46	x	1.75	x	0.37	x	0.89	x	0.31	x
Total Debt/Capitalization	53.4%		48.6%		40.6%		37.1%		9.6%		25.7%		6.8%

(1)	EBITDA is a non-GAAP measure commonly used by analysts and investors. The Company believes that it is important in evaluating financial performance and market valuation.
(2)	For the quarter ended 9/25/03 LTM EBITDA was $49.1 million and for the quarter ended 9/23/04 LTM EBITDA was $44.0 million.